Amended Schedule 1
Dated October 28, 2021
to the
Investment Advisory Agreement
Touchstone Strategic Trust
Dated May 1, 2000

Listing of Funds and Advisory Fee Rates

Name of Fund	Annual Basic Fee Rate
Touchstone Anti-Benchmark® US Core Equity Fund	0.35% on the first $1 billion of assets; and 0.30% on assets over $1 billion
Touchstone Balanced Fund	0.55% on the first $200 million of assets;
0.50% on the next $200 million of assets;
0.45% on the next $600 million of assets;
0.40% on the next $1 billion of assets;
0.35% on assets over $2 billion
Touchstone Dynamic Global Allocation Fund	0.25% on the first $1 billion of assets; 0.225% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.175% on assets over $3 billion
Touchstone Flexible Income Fund	0.60% on the first $500 million of assets; and 0.50% on assets over $500 million
Touchstone Focused Fund	0.70% on the first $100 million of assets; 0.65% on the next $400 million of assets; and 0.60% on assets over $500 million
Touchstone Global ESG Equity Fund	0.65% on the first $1 billion of assets; 0.60% on assets over $1 billion
Touchstone Growth Opportunities Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $1 billion
Touchstone International Growth Fund	0.80% on the first $1 billion of assets 0.75% on the next $500 million of assets; 0.70% on the next $500 million of assets; and 0.65% on assets over $2 billion
Touchstone International Equity Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Large Cap Focused Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion

Touchstone Large Cap Fund	0.60% on the first $500 million of assets; 0.54% on the next $500 million of assets; and 0.50% on assets over $1 billion
Touchstone Large Company Growth Fund	0.60% on all assets
Touchstone Mid Cap Growth Fund	0.75% on the first $500 million of assets; 0.70% on the next $500 million of assets; 0.65% on the next $200 million of assets; and 0.60% on assets over $1.2 billion
Touchstone Core Municipal Bond Fund	0.40% on the first $300 million of assets; and 0.30% on assets over $300 million
Touchstone Sands Capital Emerging Markets Growth Fund	1.00% on all assets
Touchstone Sands Capital International Growth Fund	0.80% on all assets
Touchstone Small Company Fund	0.70% on the first $500 million of assets;
0.65% on the next $300 million of assets;
0.60% on the next $200 million of assets;
0.50% on the next $1 billion of assets;
0.40% on assets over $2 billion
Touchstone Strategic Income Opportunities Fund	0.55% on the first $250 million of assets; 0.50% on the next $250 million of assets; and 0.45% on assets over $500 million
Touchstone Value Fund	0.65% on the first $200 million of assets; 0.55% on assets over $200 million

[signature page follows]

This Schedule 1 to the Investment Advisory Agreement is signed as of the date first set forth above.

TOUCHSTONE STRATEGIC TRUST

By:	/s/ Terrie Wiedenheft
Name: Terrie Wiedenheft Title: Controller and Treasurer

TOUCHSTONE ADVISORS, INC.

By:	/s/ E. Blake Moore, Jr.
Name: E. Blake Moore, Jr. Title: President and CEO

By:	/s/ Terrie Wiedenheft
                             Name: Terrie Wiedenheft
Title: CFO